EXHIBIT 99

NEWS RELEASE for Immediate Release
For more information:
Mary Ryan
ATC Technology Corporation Reports First Quarter Results	630.663.8283
maryan@corpatc.com

•      Renews contract with AT&T through 2013
•      Announces $24 million of new business wins in Logistics
•      Reports total revenue of $104.5 million and earnings per diluted share of $0.35
•      Reaffirms 2010 EPS guidance of $1.75-$1.95 from continuing operations

Downers Grove, Illinois, Tuesday, April 27, 2010 – ATC Technology Corporation (ATC) (NASDAQ-GS: ATAC), today reported financial results for the first quarter of 2010.

First Quarter Results

For the quarter ended March 31, 2010, revenue decreased 7.9% to $104.5 million from $113.5 million for the same period in 2009.  Net income for the first quarter of 2010 was $7.1 million versus $7.2 million for the first quarter of 2009.  Earnings per diluted share for the quarter were $0.35, as compared to $0.36 per diluted share for the first quarter of 2009 and $0.47 per diluted share on an adjusted basis.

Logistics segment revenue for the first quarter decreased 2.8% to $75.1 million from $77.3 million in the first quarter of 2009.  Logistics segment profit for the quarter decreased 20.7% to $10.7 million from $13.5 million in the same quarter of last year.  The decrease in revenue and profit was primarily attributable to a decline in returns volume with AT&T driven by increased quality and wider consumer acceptance of smartphones and the impact of price concessions in connection with contract renewals, which were partially offset by the ramp-up of new programs with a leading wireless device manufacturer.

Drivetrain segment revenue decreased 18.8% to $29.4 million from $36.2 million in the first quarter of 2009.  First quarter segment profit was breakeven compared to a segment loss of $1.9 million, or adjusted segment profit of $1.3 million for the first quarter of 2009.  The decreases were driven by the loss of the Honda transmission remanufacturing program and launch costs associated with new engine remanufacturing programs, and which were partially offset by the cost savings attributable to last year’s restructuring of the Drivetrain business.

Management Comments

Todd R. Peters, President and CEO said, “Overall, I am pleased with our results in the first quarter as we accomplished many of our strategic priorities for both the Logistics and Drivetrain segments, despite difficult circumstances.”

“Looking first at our Logistics business, we extended our contract with AT&T through 2013.  The extension of our contract with AT&T was made possible by consistently delivering the highest levels of service and quality.  We ramped up and expanded new programs with a leading wireless device manufacturer, which we expect to become a 10% customer for 2010.  Furthermore, we won $24 million in new business during the first quarter.  These wins include a new wireless customer and new programs with existing customers.  Although we experienced unanticipated declines in return volumes with AT&T, we maintained our new business focus and managed our cost structure to minimize the impact.”

“In the Drivetrain business, during the quarter we achieved breakeven profitability.  This is encouraging and supports our expectation for the Drivetrain business to exit the second quarter on a run rate of modest profitability.  While much work remains to be done, we are making progress on the launch of the new U.S.-based engine remanufacturing programs.”

“Our guidance for 2010 remains unchanged from our update on March 25th.  For 2010, we expect revenue and segment profit for the Logistics segment of $355-$375 million and $55-$61 million, respectively, and revenue and segment profit for the Drivetrain segment of $120-$125 million and $2-$3 million, respectively.  We expect income from continuing operations of $1.75-$1.95 per diluted share for the full year.”

“We continue to focus on growing the business and further reducing our cost structure.  Our customer relationships and cash flow remain strong and we expect to win new business throughout the balance of the year.”

ATC will simultaneously host a conference call (dial-in number is 877-741-4248) and webcast to discuss the operating highlights and financial results for the first quarter 2010 on Wednesday, April 28, 2010 at 9:00 A.M. Central time.

Conference call information (for those interested in asking questions after the presentation and the webcast link for those interested in listening only) is available at the Company’s website at www.goATC.com.  Click on Investor Relations and select Webcasts.  You can access the website up to one hour prior to the call to register, download slides and install any necessary audio/video software.  A “no audio, slides only” link is also available and will allow conference call participants to view slides in sync with the conference call.

The call and slides will be archived for one-year on the ATC Technology Corporation website and will be available two hours subsequent to the call.

For further information, please see the Company’s periodic reports filed with the Securities and Exchange Commission.

ATC Technology Corporation is headquartered in Downers Grove, Illinois.  The Company provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light-, medium- and heavy-duty vehicle service parts markets.

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goATC.com	Certain statements in this news release are “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These forward-looking statements generally include all statements other than statements of historical fact, including statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions. In addition, any statements concerning future financial performance or position (including future revenues, expenses, earnings, growth rates or margins), ongoing business strategies, budgets or prospects, and possible future actions are also forward-looking statements. The forward-looking statements contained in this news release are based on information available to our management as of the date of this news release, and reflect management’s judgments, beliefs and assumptions as of the date of this news release with respect to future events, the outcome of which is subject to risks and uncertainties that could have a significant impact on our business, operating results or financial condition in the future. Should one or more of these risks or uncertainties materialize, or should underlying information, judgments, beliefs or assumptions prove incorrect, actual results or outcomes could differ materially from those expressed or implied by the forward-looking statements in this news release. Some of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update the forward-looking statements contained in this news release.

ATC TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	For the three months ended March 31,
	2010	2009
	(Unaudited)

Net sales:
Services	$75,097	$77,316
Products	29,433	36,160
Total net sales	104,530	113,476

Cost of sales:
Services	56,656	55,307
Products	26,670	30,638
Products - exit, disposal, certain severance and other charges	-	380
Total cost of sales	83,326	86,325

Gross profit	21,204	27,151

Selling, general and administrative expense	10,409	12,781
Exit, disposal, certain severance and other charges	155	2,782

Operating income	10,640	11,588

Interest income	56	63
Other income (expense), net	(160)	11
Interest expense	(132)	(258)

Income before income taxes	10,404	11,404

Income tax expense	3,319	4,220

Net income	$7,085	$7,184

Per common share - basic:
Net income	$0.35	$0.36

Per common share - diluted:
Net income	$0.35	$0.36

ATC TECHNOLOGY CORPORATION

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles ("GAAP") to those presented on the basis of methodologies other than in accordance with GAAP ("non-GAAP")

(In millions, except per share data)

For the three months ended March 31, 2009
(Unaudited)
Consolidated Data:

Net income (GAAP basis)	$7.2

Drivetrain segment plant closure and restructuring costs, net of tax	2.0

Adjusted net income (non-GAAP basis)	$9.2

Earnings Per Diluted Share:
Net income (GAAP basis)	$0.36

Drivetrain segment plant closure and restructuring costs, net of tax	0.10
Impact of two-class method of reporting earnings per share	0.01

Adjusted net income (non-GAAP basis)	$0.47

Diluted Shares Outstanding - Adjusted Basis	19.7

Drivetrain Segment Data:

Segment loss (GAAP basis)	$(1.9)

Plant closure and restructuring costs	3.2

Adjusted Segment profit (non-GAAP basis)	$1.3

Explanation of non-GAAP financial measures:

The Company reports its financial results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of the Company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Following is a description of certain of the non-GAAP financial measures used by the Company:

Adjusted Net Income:  Represents net income (GAAP basis) adjusted to exclude, on an after-tax basis, the Drivetrain plant closure and restructuring costs.

Adjusted Net Income Per Diluted Share:  Represents net income per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, of the Drivetrain plant closure and restructuring costs.  During 2009, we adopted the two-class method of reporting earnings per share, which requires that we allocate a portion of our income to participating securities (outstanding unvested share-based awards that contain rights to nonforfeitable dividends).  The amounts for adjusted earnings per diluted share and diluted shares outstanding - adjusted basis, are calculated under the treasury stock method of presenting earnings per share.  The two-class method would have reduced our adjusted earnings per diluted share by $0.01 for the three months ended March 31, 2009.

Adjusted Segment profit:  Represents segment profit (loss) (GAAP basis) adjusted to exclude the Drivetrain plant closure and restructuring costs.

The Company believes these non-GAAP financial measures provide management, investors, equity analysts, and rating agencies with useful information by which to measure our performance.  In addition, many of the Company’s internal performance measures are based on these non-GAAP financial measures.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.